BOSTON FINANCIAL TAX CREDIT FUND VII, A
                               LIMITED PARTNERSHIP

                                  EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Boston Financial Tax Credits Fund VII (the "Fund") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



                                         /s/Jenny Netzer
                                         ------------------------------------
                                         Jenny Netzer
                                         Principal Executive Officer and
                                         Principal Financial Officer
                                         Arch Street VIII, Inc. as
                                         Managing General Partner of
                                         Boston Financial Tax Credits Fund VII,
                                         A Limited Partnership


                                         Date:  November 14, 2005


A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.